Exhibit 5.1

Tel 713.758.2222 Fax 713.758.2346

November 27, 2013

Calumet Specialty Products Partners, L.P.

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

Ladies and Gentlemen:

We have acted as counsel to:

(a) the following entities collectively referred to herein as the “Issuers”:

(i)	Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”); and

(ii)	Calumet Finance Corp., a Delaware corporation and wholly owned subsidiary of the Partnership; and

(b) the following entities collectively referred to herein as the “Guarantors”:

(i)	Calumet Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership;

(ii)	Calumet LP GP, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(iii)	Calumet Sales Company Incorporated, a Delaware corporation and indirect wholly owned subsidiary of the Partnership;

(iv)	Calumet Penreco, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(v)	Calumet Superior, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(vi)	Calumet RP I, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(vii)	Calumet RP II, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(viii)	Calumet RP III, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(ix)	Calumet RP IV, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(x)	Royal Purple, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(xi)	Calumet Missouri, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto San Francisco Shanghai Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

Calumet Specialty Products Partners, L.P.

November 27, 2013

(xii)	Calumet Montana Refining, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(xiii)	Calumet San Antonio Refining, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(xiv)	Calumet North Dakota, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(xv)	Calumet Packaging, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(xvi)	Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership and indirect wholly owned subsidiary of the Partnership (“Calumet Lubes”);

(xvii)	Calumet Shreveport Lubricants & Waxes, LLC, an Indiana limited liability company and indirect wholly owned subsidiary of the Partnership (“Shreveport Lubes”);

(xviii)	Calumet Shreveport Fuels, LLC, an Indiana limited liability company and indirect wholly owned subsidiary of the Partnership (“Shreveport Fuels”);

(xix)	Calumet Shreveport, LLC, an Indiana limited liability company and indirect wholly owned subsidiary of the Partnership (“Calumet Shreveport” and, together with Calumet Lubes, Shreveport Lubes and Shreveport Fuels, collectively referred to herein as the “Indiana Guarantors”); and

(xx)	S&S International Mining Enterprises, Inc., an Arizona corporation (the “Arizona Guarantor”),

with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed on the date hereof by the Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (1) the offer and exchange (the “Exchange Offer”) by the Issuers of $350,000,000 aggregate principal amount of 7.625% Senior Notes due 2022 (the “Old Notes”) for a new series of notes in like principal amount and bearing substantially identical terms (the “New Notes”) and (2) guarantees of the New Notes by the Guarantors (the “Guarantees”).

The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of November 26, 2013, by and among the Issuers, the Guarantors and Wilmington Trust, National Association, as Trustee (as it may be amended from time to time, the “Indenture”). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion letter is an exhibit.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, (iii) the opinion of Barnes & Thornburg LLP, special counsel to the Issuers and the Indiana Guarantors with respect to the State of Indiana, dated

Calumet Specialty Products Partners, L.P.

November 27, 2013

November 27, 2013, provided in connection with the Registration Statement, (iv) the opinion of Fennemore Craig, P.C., special counsel to the Issuers and the Arizona Guarantor with respect to the State of Arizona, dated November 27, 2013, provided in connection with the Registration Statement, and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion expressed below. In connection with the opinion expressed below, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Based on the foregoing, we are of the opinion that, when the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, (i) such New Notes will be legally issued and will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, and (ii) the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except in each case under such clauses (i) and (ii) as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors’ rights generally and general principles of equity.

We express no opinion concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of Delaware, including without limitation the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the Constitution of the State of Delaware, and the laws of the State of New York, in each case including the applicable statutory provisions to these laws, the rules and regulations underlying such provisions, and the applicable judicial and regulatory determinations interpreting these laws. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter as an

Calumet Specialty Products Partners, L.P.

November 27, 2013

exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.